UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2019

Rudolph Technologies, Inc.
(Exact name of registrant as specified in its charter)
DELAWARE	001-36226	22-3531208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16 Jonspin Road, Wilmington, Massachusetts 01887
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (978) 253-6200

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RTEC	New York Stock Exchange (NYSE)

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Rudolph Technologies, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) on May 15, 2019 at its principal executive offices located in Wilmington, Massachusetts.  At the Annual Meeting, the Company’s stockholders voted on the following three proposals and cast their votes as follows:

Proposal 1: Election of three Class II directors to serve for three-year terms expiring upon the 2022 Annual Meeting of Stockholders or until their successors are elected. The director nominees were:

Nominee	For	Against	Abstain	Broker Non-Votes
Daniel H. Berry	21,145,760	5,430,272	1,911	2,290,111
Vita A. Cassese	26,432,634	141,355	3,954	2,290,111
Thomas G. Greig	25,924,950	651,082	1,911	2,290,111

Each director nominee was elected a director of Rudolph Technologies, Inc.

Proposal 2: Non-binding advisory vote to approve the compensation of the named executive officers as disclosed in the Company’s Compensation Discussion and Analysis and in the tabular and accompanying narrative disclosure regarding named executive officer compensation in the Company’s proxy statement:

For	Against	Abstain	Broker Non-Votes
25,835,204	632,528	110,211	2,290,111

This proposal was approved.

Proposal 3: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019:

For	Against	Abstain	Broker Non-Votes
28,524,036	338,171	5,847	-

This proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Rudolph Technologies, Inc.

Date: May 15, 2019	By: /s/ Michael P. Plisinski
Michael P. Plisinski Chief Executive Officer